UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2005

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2005, COMSYS Information Technology Services, Inc. (“CITS”), a Delaware corporation and wholly-owned subsidiary of COMSYS IT Partners, Inc. (“COMSYS”), entered into an amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement, dated December 30, 2003, between CITS and Michael T. Willis (the “Employment Agreement”). The Employment Agreement was previously filed as Exhibit 10.15 to COMSYS’ Annual Report on Form 10-K filed with the SEC on April 1, 2005. Pursuant to the Amendment, CITS, among other things, extended the termination date of the Employment Agreement from December 31, 2006 to December 31, 2007, which termination date remains subject to automatic renewal for successive one-year terms on the same terms provided in the Employment Agreement.

The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Number	Exhibit
10.1*	First Amendment to Amended and Restated Employment Agreement, dated November 28, 2005, by and between COMSYS Information Technology Services, Inc. and Michael T. Willis.

*	Filed herewith.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: December 2, 2005	By:	/s/ JOSEPH C. TUSA, JR.
	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1*	First Amendment to Amended and Restated Employment Agreement, dated November 28, 2005, by and between COMSYS Information Technology Services, Inc. and Michael T. Willis.